SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2010

WABASH NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Sagamore Parkway South Lafayette, Indiana	47905

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 771-5310

(Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders.

Elimination of Series E, F and G Preferred Stock

On September 21, 2010, Wabash National Corporation (the “Company”) filed certificates of elimination with the Secretary of State of the State of Delaware to eliminate from the Company’s Certificate of Incorporation all provisions that were set forth in the certificates of designation (the “Certificates of Designation”) for the previously outstanding Series E redeemable preferred stock (the “Series E Preferred”), the Series F redeemable preferred stock (the “Series F Preferred”), and the Series G redeemable preferred stock (the “Series G Preferred”, and, together with the Series E Preferred and the Series F Preferred, the “Series E-G Preferred”)), respectively (the “Certificates of Elimination”).  A copy of the Certificates of Elimination for each of the Series E-G Preferred are filed as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3  hereto and are incorporated herein by reference.

The Certificates of Elimination remove from the Company’s Certificate of Incorporation all rights previously described as being held by Trailer Investments, LLC (“Trailer Investments”) pursuant to the Certificates of Designation in Company’s Current Reports on Form 8-K filed on July 20, 2009 and August 4, 2009.   As previously disclosed in the Company’s Current Report on Form 8-K filed on June 3, 2010, on May 28, 2010 the Company redeemed (the “Redemption”) all outstanding shares of the Series E-G Preferred Stock and, as a result of the Redemption, except for a potential payment in connection with any future change of control described below, Trailer Investments no longer has any rights that arose out of the Certificates of Designation.

If a change of control of the Company (e.g., more than 50% of the voting power is transferred or acquired by any person other than Trailer Investments and its affiliates unless Trailer Investments or its affiliates acquire the Company) as defined in the Certificates of Designation occurs within twelve months of the date of the Redemption, Trailer Investments will be entitled to receive an aggregate payment equal to $74,576,877, which is equivalent to the difference between what it received in the Redemption and what it would have been entitled to receive on the date of the Redemption if a change of control had occurred on that date.

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the sale by Trailer Investments of a warrant held by Trailer Investments, and the related offering and sale of the shares issuable under that warrant in an underwritten public offering completed on September 17, 2010, Trailer Investments’ right to designate certain directors of the Company terminated.  Pursuant to the Investor Rights Agreement between the Company and Trailer Investments dated August 3, 2009, each director designated by Trailer Investments was required to promptly submit his resignation as a member of the Company’s Board of Directors.  Accordingly, on September 21, 2010, Thomas J. Maloney, Michael J. Lyons, Vineet Pruthi, and James G. Binch resigned from the Company’s Board of Directors and all committees thereof, effective immediately.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure in Item 3.03 of this Current Report under the heading “Elimination of Series E, F and G Preferred Stock” is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

3.1	Certificate of Elimination of Series E Redeemable Preferred Stock

3.2	Certificate of Elimination of Series F Redeemable Preferred Stock

3.3	Certificate of Elimination of Series G Redeemable Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wabash National Corporation

Date: September 22, 2010	By:	/s/ Mark J. Weber
Mark J. Weber
Senior Vice President and Chief Financial Officer

Exhibit Index

No.           Exhibit

3.1	Certificate of Elimination of Series E Redeemable Preferred Stock

3.2	Certificate of Elimination of Series F Redeemable Preferred Stock

3.3	Certificate of Elimination of Series G Redeemable Preferred Stock